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December 8, 1999

Mr. Leong Chee Hong
HR1-8-1 Riana Green
Jalan Tropicana Utara
47410 Petaling Jaya
SELANGOR

Dear Mr. Leong

LETTER OF APPOINTMENT

We are pleased to offer you the post of Corporate Finance Manager on the following terms and conditions:

1.   You shall report for work on January 3, 2000.

2. Your basic salary shall be RM6,000.00 per month subject to review by the Company from time to time.

3. This appointment is subject to a probationary period of six (6) months from date of commencement of your employ.

4. Upon completion of 12 consecutive months of service and accomplishment of goals, revenue growth, profitability and achievement of specific corporate milestones, you shall be eligible for stock options to purchase shares in our parent company, Kalan Gold Corporation, at an exercise price to be determined by the board of directors of Kalan Gold. Such stock options shall be granted to you on an annual basis.

5. This agreement can may be terminated by either party giving to the other party one month's prior written notice, or pay in lieu thereof, without any assigning any reason(s) whatsoever.

6. You shall not, at any time during the term of your employment or after termination of your employment with the company, divulge either directly or indirectly to any person or company knowledge or information which may be acquired during the course of or incidental to your employment with the company concerning the affairs, business, transactions or property of the company or its parent company and/or related companies.


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- 2 -
Mr. Leong Chee Hong
December 8, 1999




Please indicate your acceptance of this offer by signing and returning the duplicate copy of this letter to us.


Your sincerely
ANIMATED ELECTRONIC INDUSTRIES SDN BHD





PATRICK S.H. LIM
Managing Director



                                    Accepted and agreed by:




                                    /s/ Leong Chee Hong
                                    ---------------------
                                    Name: Leong Chee Hong
                                    Date: December 8, 1999